Exhibit 99.1

United States Diesel-Heating Oil Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$490,102
Unrealized Gain (Loss) on Market Value of Futures	(306,512)
Interest Income	3,594
ETF Transaction Fees	1,050
Total Income (Loss)	$188,234

Expenses
General Partner Management Fees	$2,466
Professional Fees	8,954
Brokerage Commissions	539
Non-interested Directors' Fees and Expenses	35
Prepaid Insurance Expense	99
NYMEX License Fee	62
SEC & FINRA Registration Expense	600
Total Expenses	12,755
Expense Waiver	(9,673)
Net Expenses	$3,082
Net Income (Loss)	$185,152

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/17	$4,079,176
Additions (150,000 Shares)	2,549,140
Net Income (Loss)	185,152

Net Asset Value End of Month	$6,813,468
Net Asset Value Per Share (400,000 Shares)	$17.03

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612